Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the adoption of the revision to paragraph 3 of Bulletin C-3 “Accounts Receivable,” 2010 FRS revisions and FRS C-1 “Cash and Cash Equivalents.”

KPMG Cárdenas Dosal, S.C.

/s/ Eduardo Palomino

Eduardo Palomino

Partner

Mexico City, Mexico

July 26, 2011